Exhibit 99.1

Alkami Announces First Quarter 2022 Financial Results

PLANO, Texas (May 5, 2022) — Alkami Technology, Inc. (Nasdaq: ALKT) (“Alkami”), a leading cloud-based digital banking solutions provider for U.S. banks and credit unions, today announced results for its first quarter ending March 31, 2022.

First Quarter 2022 Financial Highlights
•GAAP total revenue of $44.8 million, an increase of 35% compared to the year-ago quarter;
•GAAP gross margin of 55%, compared to 53% in the year-ago quarter;
•Non-GAAP gross margin of 58%, compared to 55% in the year-ago quarter;
•GAAP net loss of ($13.4) million, compared to ($10.9) million in the year-ago quarter; and
•Adjusted EBITDA loss of ($3.6) million, compared to ($6.1) million in the year-ago quarter.

Comments on the News
Alex Shootman, Chief Executive Officer, said, “In the first quarter, sales performance continued to thrive. We closed an additional five new logos, renewed four clients and delivered another significant quarter of add-on sales. Our new and potential clients continue to appreciate the power and versatility of the Alkami platform as they continue their digital transformation journeys.”

Shootman added, “Our recent user conference, Alkami Co:lab, was the most attended user conference in our history, continuing to demonstrate marketplace demand for the digital solutions Alkami is uniquely positioned to provide. In addition, our recent acquisition of Segmint Inc. will significantly enhance our platform and will help us expand relationships with credit unions and banks. I remain confident that Alkami has the right strategy, the most sophisticated platform and the best people in the industry.”

“We exited the first quarter with 12.8 million digital banking users on the Alkami platform, up 28% from the year-ago quarter,” said Bryan Hill, Chief Financial Officer. “In addition, add-on sales represented over 40% of new sales during the quarter, and there are now 40 new logos and significant add-on sales orders in implementation, representing a total of $37 million in Annual Recurring Revenue. We exited the quarter with Annual Recurring Revenue of $177 million, up 32% compared to the year-ago quarter. And our revenue per user continued to increase, ending the quarter at $13.80.”

2022 Financial Outlook
Alkami’s financial outlook is based on current expectations, and includes the impact of the Segmint acquisition, which closed on April 25, 2022. The following statements are forward-looking and actual results could differ materially depending on market conditions and the factors set forth under “Cautionary Statement Regarding Forward-Looking Statements.”

Alkami is providing guidance for the second quarter ending June 30, 2022 of:
•GAAP total revenue in the range of $47.5 million to $48.5 million;
•Adjusted EBITDA loss in the range of ($7.0) million to ($5.5) million.

Alkami is providing guidance for its calendar year ending December 31, 2022 of:
•GAAP total revenue in the range of $198.0 million to $201.0 million;
•Adjusted EBITDA loss in the range of ($21.0) million to ($18.0) million.

Alkami expects Segmint to contribute approximately $9.0 million of revenue and an Adjusted EBITDA range of ($1.0) million to an immaterial positive amount of Adjusted EBITDA to its 2022 full-year financial performance. Alkami expects Segmint's annual recurring revenue under contract at December 31, 2022 to be in the range of $15 to $17 million, which represents a growth rate of 30% to 50% when compared to the same metric as of December 31, 2021.

Conference Call Information
The Company will host a conference call at 5:00 p.m. ET today to discuss its financial results with investors. A live webcast of the event will be available on the Alkami investor relations website at investors.alkami.com. In addition, a live dial-in will be available domestically at 1-877-870-4263 and internationally at 1-412-317-0790 using passcode 10166407. A replay will be available in the Investor Relations section of the Alkami website.

About Alkami
Alkami Technology, Inc. is a leading cloud-based digital banking solutions provider for financial institutions in the United States that enables clients to grow confidently, adapt quickly and build thriving digital communities. Alkami helps clients transform through retail and business banking, digital account opening, loan origination, and multi-payment fraud prevention solutions. To learn more, visit alkami.com.

Cautionary Statement Regarding Forward-Looking Statements
This press release contains “forward-looking” statements relating to Alkami Technology, Inc.’s strategy, goals, future focus areas, and expected, possible or assumed future results, including its future cash flows and its financial outlook for the second quarter ending June 30, 2022 and for the full year ending December 31, 2022. These forward-looking statements are based on management's beliefs and assumptions and on information currently available to management. Forward-looking statements include all statements that are not historical facts and may be identified by terms such as “expects,” “believes,” “plans,” or similar expressions and the negatives of those terms. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements, expressed or implied by the forward-looking statements, including the uncertainty associated with the potential impacts of the COVID-19 pandemic on our business, financial condition, and results of operations. Factors that may materially affect such forward-looking statements include: Our limited operating history and history of operating losses; our ability to manage future growth; our ability to attract new clients and expand existing clients’ use of our solutions; our ability to maintain, protect and enhance our brand; our ability to accurately predict the long-term rate of client subscription renewals or adoption of our solutions; our reliance on third-party software, content and services; our ability to effectively integrate our solutions with other systems used by our clients; intense competition in our industry; any downturn, consolidation or decrease in technology spend in the financial services industry; our ability and the ability of third parties on which we rely to prevent and identify breaches of security measures and resulting disruptions of our systems or operations and unauthorized access to client customer and other data; our ability to successfully integrate acquired companies or businesses; our ability to comply with regulatory and legal requirements and developments; our ability to attract and retain key employees; the political, economic and competitive conditions in the markets and jurisdictions where we operate; our ability to maintain, develop and protect our intellectual property; our ability to respond to evolving technological requirements to develop or acquire new and enhanced products that achieve market acceptance in a timely manner; and our ability to estimate our expenses, future revenues, capital requirements, our needs for additional financing and our ability to obtain additional capital. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Explanation of Non-GAAP Financial Measures

The company reports its financial results in accordance with accounting principles generally accepted in the United States of America, or GAAP. However, the company believes that, in order to properly understand its short-term and long-term financial, operational and strategic trends, it may be helpful for investors to exclude certain non-cash or non-recurring items when used as a supplement to financial performance measures in accordance with GAAP. These items result from facts and circumstances that vary in both frequency and impact on continuing operations. The company also uses results of operations excluding such items to evaluate the operating performance of Alkami and compare it against prior periods, make operating decisions, determine executive compensation, and serve as a basis for long-term strategic planning. These non-GAAP financial measures provide the company with additional means to understand and evaluate the operating results and trends in its ongoing business by eliminating certain non-cash expenses and other items that Alkami believes might otherwise make comparisons of its ongoing business with prior periods more difficult, obscure trends in ongoing operations, reduce management’s ability to make useful forecasts, or obscure the ability to evaluate the effectiveness of certain business strategies and management incentive structures. In addition, the company also believes that investors and financial analysts find this information to be helpful in analyzing the company’s financial and operational performance and comparing this performance to the company’s peers and competitors.

The company defines “Annual Recurring Revenue (ARR)” by aggregating annualized recurring revenue related to SaaS subscription services recognized in the last month of the reporting period as well as the next 12 months of expected implementation services revenues for all clients on the platform in the last month of the reporting period. We believe ARR provides important information about our future revenue potential, our ability to acquire new clients, and our ability to maintain and expand our relationship with existing clients.

The company defines “Registered Users” as an individual or business related to an account holder of an FI client on our digital banking platform who has registered to use one or more of our solutions and has current access to use those solutions as of the last day of the reporting period presented. We price our digital banking platform based on the number of registered users, so as the number of registered users of our digital banking platform increases, our ARR grows. We believe growth in the number of registered users provides important information about our ability to expand market adoption of our digital banking platform and its associated software products, and therefore to grow revenues over time.

The company defines “Revenue per Registered User (RPU)” by dividing ARR for the reporting period by the number of registered users as of the last day of the reporting period. We believe RPU provides important information about our ability to grow the number of software products adopted by new clients over time, as well as our ability to expand the number of software products that our existing clients add to their contracts with us over time.

The company defines “Non-GAAP Cost of Revenues” as cost of revenues, excluding (1) amortization of intangible assets and (2) stock-based compensation expense. The company believes that investors and financial analysts find this non-GAAP financial measure to be useful in analyzing the company’s financial and operational performance, comparing this performance to the company’s peers and competitors, and understanding the company’s ability to generate income from ongoing business operations.

The company defines “Non-GAAP Gross Margin” as gross profit, plus (1) amortization of intangible assets and (2) stock-based compensation expense, all divided by revenue. The company believes that investors and financial analysts find this non-GAAP financial measure to be useful in analyzing the company’s financial and operational performance, comparing this performance to the company’s peers and competitors, and understanding the company’s ability to generate income from ongoing business operations.

The company defines “Non-GAAP Research and Development Expense” as research and development expense, excluding (1) amortization of intangible assets and (2) stock-based compensation expense. The company believes that investors and financial analysts find this non-GAAP financial measure to be useful in analyzing the company’s financial and operational performance, comparing this performance to the company’s peers and competitors, and understanding the company’s ongoing expenditures related to product innovation.

The company defines “Non-GAAP Sales and Marketing Expense” as sales and marketing expense, excluding (1) amortization of intangible assets and (2) stock-based compensation expense. The company believes that investors and financial analysts find this non-GAAP financial measure to be useful in analyzing the company’s financial and operational performance, comparing this performance to the company’s peers and competitors, and understanding the company’s ongoing expenditures related to its sales and marketing strategies.

The company defines “Non-GAAP General and Administrative Expense” as general and administrative expense, excluding (1) amortization of intangible assets, (2) stock-based compensation expense, (3) acquisition-related expenses, net. The company believes that investors and financial analysts find this non-GAAP financial measure to be useful in analyzing the company’s financial and operational performance, comparing this performance to the company’s peers and competitors, and understanding the company’s underlying expense structure to support corporate activities and processes.

The company defines “Non-GAAP Net Loss” as net loss attributable to common stockholders, plus (1) convertible preferred stock deemed and accrued dividends, (2) loss on financial instruments, (3) amortization of intangible assets, (4) stock-based compensation expense, and (5) acquisition-related expenses, net. The company believes that investors and financial analysts find this non-GAAP financial measure to be useful in analyzing the company’s financial and operational performance, comparing this performance to the company’s peers and competitors, and understanding the company’s ability to generate income from ongoing business operations.

The company defines “Adjusted EBITDA” as net loss before provision for income taxes, plus (1) (gain) loss on financial instruments, (2) interest (income) expense, net, (3) amortization of intangible assets, (4) depreciation, (5) stock-based compensation expense, (6) acquisition-related costs, net. The company believes adjusted EBITDA provides investors and other users of our financial information consistency and comparability with our past financial performance and facilitates period-to-period comparisons of operations.

ALKAMI TECHNOLOGY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)
(UNAUDITED)
	March 31,	December 31,
	2022	2021
Assets
Current assets
Cash and cash equivalents	$187,291	$308,581
Marketable securities	111,988	—
Accounts receivable, net	23,350	20,821
Deferred implementation costs, current	6,529	6,272
Prepaid expenses and other current assets	10,721	9,487
Total current assets	339,879	345,161
Property and equipment, net	12,754	11,828
Deferred implementation costs, net of current portion	18,203	17,991
Intangibles, net	10,762	11,164
Goodwill	48,091	48,091
Other assets	1,214	2,275
Total assets	$430,903	$436,510
Liabilities and Stockholders' Equity (Deficit)
Current liabilities
Current portion of long-term debt	$1,875	$1,563
Accounts payable	2,963	3,649
Accrued liabilities	21,185	19,083
Deferred rent and tenant allowance, current	720	705
Deferred revenues, current portion	8,009	8,198
Total current liabilities	34,752	33,198
Long-term debt, net	22,438	23,053
Deferred revenues, net of current portion	13,678	13,873
Deferred rent and tenant allowance, net of current portion	5,002	5,190
Deferred income taxes	118	85
Other non-current liabilities	12,800	16,500
Total liabilities	88,788	91,899
Stockholders’ Equity (Deficit)
Preferred stock, $0.001 par, 10,000,000 shares authorized and 0 shares issued and outstanding as of March 31, 2022 and December 31, 2021	—	—
Common stock, $0.001 par, 500,000,000 shares authorized; and 90,469,637 and 89,954,657 shares issued and outstanding as of March 31, 2022 and December 31, 2021, respectively	90	90
Additional paid-in capital	669,284	658,374
Accumulated deficit	(327,259)	(313,853)
Total stockholders’ equity	342,115	344,611
Total liabilities and stockholders' equity	$430,903	$436,510

ALKAMI TECHNOLOGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(UNAUDITED)
	Three months ended March 31,
	2022	2021
Revenues	$44,790	$33,262
Cost of revenues	19,980	15,497
Gross profit	24,810	17,765
Operating expenses:
Research and development	14,156	10,913
Sales and marketing	7,992	5,406
General and administrative	15,668	10,385
Total operating expenses	37,816	26,704
Loss from operations	(13,006)	(8,939)
Non-operating income (expense):
Interest income	108	14
Interest expense	(288)	(310)
Loss on financial instruments	(133)	(1,644)
Loss before income taxes	(13,319)	(10,879)
Provision for income taxes	87	—
Net loss	$(13,406)	$(10,879)
Less: cumulative dividends and adjustments to redeemable convertible preferred stock	—	(277)
Net loss attributable to common stockholders:	$(13,406)	$(11,156)
Net loss per share attributable to common stockholders:
Basic and diluted	$(0.15)	$(2.00)
Weighted average number of shares of common stock outstanding:
Basic and diluted	90,208,871	5,584,182

ALKAMI TECHNOLOGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(UNAUDITED)
	Three months ended March 31,
	2022	2021
Cash flows from operating activities:
Net loss	$(13,406)	$(10,879)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	1,018	786
Accrued interest on marketable securities, net	(42)	—
Stock-based compensation expense	9,974	1,418
Amortization of debt issuance costs	10	13
Gain on revaluation of contingent consideration	(2,700)	—
Loss on financial instruments	133	1,644
Deferred taxes	34	—
Changes in operating assets and liabilities:
Accounts receivable	(2,529)	(512)
Prepaid expenses and other current assets	(172)	(1,207)
Accounts payable and accrued liabilities	415	7,382
Deferred implementation costs	(469)	(556)
Deferred rent and tenant allowances	(173)	(76)
Deferred revenues	(384)	35
Net cash used in operating activities	(8,291)	(1,952)
Cash flows from investing activities:
Purchase of marketable securities	(112,079)	—
Purchases of property and equipment	(282)	(180)
Capitalized software development costs	(1,260)	(244)
Acquisition of business	—	(326)
Net cash used in investing activities	(113,621)	(750)
Cash flows from financing activities:
Principal payments on debt	(313)	—
Proceeds from stock option exercises	936	2,829
Deferred IPO issuance costs paid	—	(1,345)
Repurchase of common stock	—	(3,497)
Net cash provided by (used in) financing activities	623	(2,013)
Net decrease in cash and cash equivalents and restricted cash	(121,289)	(4,715)
Cash and cash equivalents and restricted cash, beginning of period	312,954	171,663
Cash and cash equivalents and restricted cash, end of period	$191,665	$166,948

ALKAMI TECHNOLOGY, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In thousands, except per share data)
(UNAUDITED)
	Three Months Ended
	March 31,
	2022	2021
GAAP total revenues	$44,790	$33,262

Annual Recurring Revenue (ARR)	$176,897	$133,807
Registered Users	12,819	9,989
Revenue per Registered User (RPU)	$13.80	$13.40

Non-GAAP Cost of Revenues
Set forth below is a presentation of the company’s “Non-GAAP Cost of Revenues.” Please reference the “Explanation of Non-GAAP Measures” section.
	Three Months Ended
	March 31,
	2022	2021
GAAP cost of revenues	$19,980	$15,497
Amortization of intangible assets	(308)	(118)
Stock-based compensation expense	(978)	(233)
Non-GAAP cost of revenues	$18,694	$15,146

Non-GAAP Gross Margin
Set forth below is a presentation of the company’s “Non-GAAP Gross Margin.” Please reference the “Explanation of Non-GAAP Measures” section.
	Three Months Ended
	March 31,
	2022	2021
GAAP gross margin	55.4%	53.4%
Amortization of intangible assets	0.7%	0.4%
Stock-based compensation expense	2.2%	0.7%
Non-GAAP gross margin	58.3%	54.5%

Non-GAAP Research and Development Expense
Set forth below is a presentation of the company’s “Non-GAAP Research and Development Expense.” Please reference the “Explanation of Non-GAAP Measures” section.
	Three Months Ended
	March 31,
	2022	2021
GAAP research and development expense	$14,156	$10,913
Amortization of intangible assets	—	—
Stock-based compensation expense	(1,884)	(299)
Non-GAAP research and development expense	$12,272	$10,614

Non-GAAP Sales and Marketing Expense
Set forth below is a presentation of the company’s “Non-GAAP Sales and Marketing Expense.” Please reference the “Explanation of Non-GAAP Measures” section.
	Three Months Ended
	March 31,
	2022	2021
GAAP sales and marketing expense	$7,992	$5,406
Amortization of intangible assets	(94)	(91)
Stock-based compensation expense	(750)	(103)
Non-GAAP sales and marketing expense	$7,148	$5,212

Non-GAAP General and Administrative Expense
Set forth below is a presentation of the company’s “Non-GAAP General and Administrative Expense.” Please reference the “Explanation of Non-GAAP Measures” section.
	Three Months Ended
	March 31,
	2022	2021
GAAP general and administrative expense	$15,668	$10,385
Amortization of intangible assets	—	—
Stock-based compensation expense	(6,162)	(783)
Acquisition-related expenses, net(1)	1,378	(638)
Non-GAAP general and administrative expense	$10,884	$8,964

(1) Acquisition-related expenses, net include the accrual of deferred compensation due to the former owner of the acquired business, ACH Alert, in addition to acquisition related-expenses associated with the purchase of MK and Segmint, primarily related to legal, consulting, and professional fees. These expenses are offset by the $2.7 million gain on contingent consideration related to the purchase of MK.

Non-GAAP Net Loss
Set forth below is a presentation of the company’s “Non-GAAP Net Loss.” Please reference the “Explanation of Non-GAAP Measures” section.
	Three Months Ended
	March 31,
	2022	2021
GAAP net loss attributable to common stockholders	$(13,406)	$(11,156)
Convertible preferred stock deemed and accrued dividends	—	277
Provision for income taxes	87	—
Loss on financial instruments	133	1,644
Amortization of intangible assets	402	209
Stock-based compensation expense	9,774	1,418
Acquisition-related expenses, net(1)	(1,378)	638
Non-GAAP net loss	$(4,388)	$(6,970)

(1) Acquisition-related expenses, net include the accrual of deferred compensation due to the former owner of the acquired business, ACH Alert, in addition to acquisition related-expenses associated with the purchase of MK and Segmint, primarily related to legal, consulting, and professional fees. These expenses are offset by the $2.7 million gain on contingent consideration related to the purchase of MK.

Adjusted EBITDA
Set forth below is a presentation of the company’s “Adjusted EBITDA.” Please reference the “Explanation of Non-GAAP Measures” section.
	Three Months Ended
	March 31,
	2022	2021
GAAP net loss	$(13,406)	$(10,879)
Provision for income taxes	87	—
Loss on financial instruments	133	1,644
Interest expense, net	180	296
Amortization of intangible assets	402	209
Depreciation	616	577
Stock-based compensation expense	9,774	1,418
Acquisition-related expenses, net(1)	(1,378)	638
Adjusted EBITDA	$(3,592)	$(6,097)

(1) Acquisition-related expenses, net include the accrual of deferred compensation due to the former owner of the acquired business, ACH Alert, in addition to acquisition related-expenses associated with the purchase of MK and Segmint, primarily related to legal, consulting, and professional fees. These expenses are offset by the $2.7 million gain on contingent consideration related to the purchase of MK.

Investor Relations Contact
Steve Calk
ir@alkami.com

Media Relations Contacts
Jennifer Cortez
jennifer.cortez@alkami.com

Audrey Pennisi
audrey@outlookmarketingsrv.com